UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2015 (February 17, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2015, Harman International Industries, Incorporated (the “Company”) entered into a severance agreement (the “Severance Agreement”) with Sandra E. Rowland, Executive Vice President and Chief Financial Officer of the Company, consistent with the form of severance agreement that the Company has previously entered into with members of its Executive Committee and filed with the Securities and Exchange Commission (the “SEC”). The Severance Agreement provides that if Ms. Rowland is terminated without Cause (as defined in the Severance Agreement) or terminates her own employment for Good Reason (as defined in the Severance Agreement), she is entitled to receive (i) a lump sum payment equal to her annual base salary in effect on the date of termination and (ii) a prorated bonus for the fiscal year during which the termination occurs, which shall be payable based on actual performance at the same time annual bonuses for the fiscal year are paid to employees of the Company generally. Ms. Rowland is also entitled to receive 12 months’ COBRA reimbursement on an after-tax basis and up to $50,000 for outplacement services.

On February 17, 2015, the Company also entered into an amended and restated change in control severance agreement (the “CIC Severance Agreement”) with Ms. Rowland, consistent with the form of change in control severance agreement that the Company has previously entered into with members of its Executive Committee and filed with the SEC, as amended. The CIC Severance Agreement amends and supersedes Ms. Rowland’s prior CIC Severance Agreement and provides that if, within two years following a Change in Control (as defined in the CIC Severance Agreement) of the Company, Ms. Rowland is terminated without Cause (as defined in the CIC Severance Agreement) or under certain circumstances terminates her own employment, she is entitled to receive a severance payment equal to one and one-half times her highest annual base salary during any period prior to her termination. Ms. Rowland is also entitled to receive up to $50,000 for outplacement services and 18 months’ COBRA reimbursement on an after-tax basis. The CIC Severance Agreement expires on December 31, 2018. Thereafter, unless the Company or Ms. Rowland has notified the other by the preceding September 30 that the Company or Ms. Rowland, as applicable, does not wish the CIC Severance Agreement to be extended, the CIC Severance Agreement will be automatically extended on the following January 1 for an additional year.

The foregoing descriptions are qualified in their entirety by reference to the form of Severance Agreement, which is filed as Exhibit 10.1 hereto, the terms of which are incorporated herein by reference, and the form of CIC Severance Agreement, which is filed as Exhibit 10.2 hereto, the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Severance Agreement between Harman International Industries, Incorporated and certain executive officers of Harman International Industries, Incorporated

10.2	Form of Change in Control Severance Agreement between Harman International Industries, Incorporated and certain executive officers of Harman International Industries, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: February 19, 2015